1 DRIVE FOR PROFITABLE GROWTH First Quarter Earnings Call May 6, 2014

2 2 Forward-Looking Statements This presentation includes “forward-looking statements” within the meaning of U.S. federal securities laws, and we intend that such forward-looking statements be subject to the safe harbor created thereby. We make forward-looking statements in this presentation and may make such statements in future filings with the SEC. We may also make forward-looking statements in our press releases or other public or stockholder communications. These forward-looking statements include statements concerning our plans, objectives, goals, strategies, future events, future revenue or performance, capital expenditures, financing needs, plans or intentions relating to acquisitions, business trends, and other information that is not historical information. When used in this presentation, the words “estimates,” “expects,” “anticipates,” “projects,” “plans,” “intends,” “believes,” “forecasts,” or future or conditional verbs, such as “will,” “should,” “could,” or “may,” and variations of such words or similar expressions are intended to identify forward-looking statements. All forward-looking statements, including, without limitation, management’s examination of historical operating trends and data are based upon our current expectations and various assumptions. Our expectations, beliefs, and projections are expressed in good faith and we believe there is a reasonable basis for them. However, no assurances can be made that these expectations, beliefs and projections will be achieved. Forward-looking statements are not guarantees of future performance and are subject to significant risks and uncertainties that may cause actual results or achievements to be materially different from the future results or achievements expressed or implied by the forward-looking statements. There are a number of risks and uncertainties that could cause our actual results to differ materially from the forward-looking statements contained in this presentation. Important factors that could cause our actual results to differ materially from the forward-looking statements we make herein include, but are not limited to: cyclicality of the automotive industry with the possibility of further material contractions in automotive sales and production effecting the viability of our customers and financial condition of our customers; global economic uncertainty, particularly in Europe; loss of large customers or significant platforms; our ability to generate sufficient cash to service our indebtedness, and obtain future financing; operating and financial restrictions imposed on us by our credit agreements; our underfunded pension plans; supply shortages; escalating pricing pressures and decline of volume requirements from our customers; our ability to meet significant increases in demand; availability and increasing volatility in cost of raw materials or manufactured components; our ability to continue to compete successfully in the highly competitive automotive parts industry; risks associated with our non-U.S. operations; foreign currency exchange rate fluctuations; our ability to control the operations of joint ventures for our benefit; the effectiveness of our continuous improvement program and other cost savings plans; a disruption in our information technology systems; product liability and warranty and recall claims that may be brought against us; work stoppages or other labor conditions; natural disasters; our ability to meet our customers’ needs for new and improved products in a timely manner or cost-effective basis; the possibility that our acquisition strategy may not be successful; our legal rights to our intellectual property portfolio; environmental and other regulations; the possible volatility of our annual effective tax rate; significant changes in discount rates and the actual return on pension assets; the possibility of future impairment charges to our goodwill and long-lived assets; and the interests of our major stockholders may conflict with our interests. There may be other factors that may cause our actual results to differ materially from the forward-looking statements. All forward-looking statements attributable to us or persons acting on our behalf apply only as of the date of this presentation and are expressly qualified in their entirety by the cautionary statements included herein. We undertake no obligation to update or revise forward-looking statements to reflect events or circumstances that arise after the date made or to reflect the occurrence of unanticipated events.

3 Jeff Edwards Chairman and Chief Executive Officer

4 4 Achieving Profitable Growth • Year-over-year sales growth of 12% • Building momentum in quarter towards improved profitability and on-target for double digit adjusted EBITDA margins • Stabilizing challenges in North America • Gaining traction in Europe • Improving global bench strength

5 5 • Outlook: 2014 volumes remain strong – Possible headwinds on full-size trucks in second half* • Posting strong year-over-year sales increase of 13% • Isolated challenges stabilized – Resume normalized operations by end of Q2 and on track to stronger adjusted EBITDA margins • Investing in bench strength and infrastructure to support: – New launches – Product innovation – Business systems Stabilizing & Improving Operations in NA *Per IHS Forecast

6 6 Delivering Improved Margins in Europe • Outlook: modest volume pick-up in quarter – Full year forecast remains unchanged • Sales increased 16.5% year-over-year • Enhanced leadership strength has resulted in improved operational performance • Serbia facility on schedule with ramp-up expected through 2015

7 7 Focused on Asia Pacific Profitable Growth • Outlook: 2014 volumes remain stable • Strong capital investment (11.2% of sales) • Sealing production started at Bawal, India facility • Opening new R&D center in Shanghai, China – Will provide additional engineering capabilities and customer support • Actively evaluating new partnership opportunities

8 8 • Outlook: challenging economic environment – Foreign exchange volatility – Decreasing vehicle production in 2014 • Gaining market share • Multiple launches in first half • Improving operating performance and financial metrics Addressing Challenges in South America

9 9 Bringing Innovation to Market • Sealing & Trim Systems – Premium sealing technology • Fuel & Brake Delivery Systems – Third generation quick connect – Coating technology • Fluid Transfer Systems – Proprietary forming technology introduced – ArmorHoseTM technology introduced • Anti-Vibration Systems – Strategy confirmed to support AVS as fourth core product group – Awarded first major global platform

10 Allen Campbell Executive Vice President and Chief Financial Officer

11 11 Q1 2014 Financial Overview $ USD Millions Q1 2013 Revenue: $748 Q1 2014 Revenue: $838 Note: Numbers subject to rounding Q1 2013 Q1 2014 Sales 747.6 837.6 Gross Profit 120.3 134.3 SGA 75.1 79.6 Operating Profit 36.6 47.2 Net Income 20.7 19.7 Fully Diluted EPS $0.86 $1.10 Adjusted EBITDA 76.7 80.6 % Margin 10.3% 9.6% Financial Overview Revenue by region $383 $265 $45 $55 $433 $308 $40 $57 $0 $100 $200 $300 $400 $500 North America Europe South America Asia Pacific Non consolidated JV sales $121 M up 6.8% EBITDA and Adjusted EBITDA are Non-GAAP measures. See appendix.

12 12 EBITDA and Adjusted EBITDA Reconciliation EBITDA and Adjusted EBITDA are Non-GAAP measures. See appendix. Note: Numbers subject to rounding $ USD Millions 2014 Net income Income tax expense EBITDA Restructuring Adjusted EBITDA Three Months Ended March 31, Net interest expense Depreciation and amortization 12.1 15.0 28.3 $ 75.1 3.0 $ 80.6 $ 19.7 Acquisition costs and other 0.4 Stock-based compensation 2.1 2013 7.9 11.2 29.8 $ 69.6 4.1 $ 76.7 $ 20.7 0.3 2.7

13 13 Improving Adjusted EBITDA Margin EBITDA and Adjusted EBITDA are Non-GAAP measures. See appendix. $76.7 $82.5 $69.5 $58.7 $80.6 $0 $20 $40 $60 $80 $100 Q1 2013 Q2 2013 Q3 2013 Q4 2013 Q1 2014 Adjusted EBITDA ($USD Millions) 10.3% 10.5% 9.1% 7.4% 9.6% • Continue to address product and plant challenges in North America and Europe • On target to achieve double digit adjusted EBITDA margins for the year Note: Numbers subject to rounding % represents adjusted EBITDA as a percentage of sales

14 14 Q1 2014 Cash Flow Note: Numbers subject to rounding $184.4 $138.0 $61.7 $5.9 $4.6 $3.0 $57.8 $63.8 $0 $50 $100 $150 $200 $250 $300 Cash balance as of 12/31/2013 Cash from business Financing activities Proceeds from warrant exercise FX and others Changes in operating assets and liabilities Capital expenditures Cash balance as of 3/31/2014 $ USD Millions

15 15 Recent Refinancing Improves EPS and Liquidity • April 4 - entered into a $750 million Term Loan Facility at L+300 bps due 2021 – Proceeds used to refinance 7 ⅜% Senior PIK Toggle Notes and 8 ½ % Senior Notes – Facility offers significant flexibility around investments/acquisitions • Annual interest savings of $23 million (1) • Increase annual fully diluted EPS by approximately $0.81 (1,2) Debt Maturity • Net debt: $ 555 M • Net leverage ratio: 1.9x • Interest coverage ratio: 5.0x Key Financial Ratios $28 $1 $3 $1 $648 $719 2014 2015 2016 2017 2018 2021 $750 million Term Loan B (1) At current interest rates (2) Calculated on 17,920,271 diluted weighted average common shares outstanding as of 3/31/2014

16 16 2014 Guidance Key Assumptions: North American production 16.8 million European (including Russia) production 19.6 million Average full year exchange rate 1 EUR = $1.38 USD 1 CAD = $.91 USD *G=Guidance Return to full year double-digit Adjusted EBITDA margin Cash Balance as of March 31, 2012 296.0 Cash generated (43.9) Cash Balance as of June 30 , 2012 252.1 $1,945 $2,414 $2,854 $2,881 $3,091 2009A 2010A 2011A 2012A 2013A 2014G $3,250 - $3,350 $ USD Millions Cash Balance as of March 31, 2012 296.0 Cash generated (43.9) Cash Balance as of June 30 , 2012 252.1 $ USD Millions Cash Balance as of March 31, 2012 296.0 Cash generated (43.9) Cash Balance as of June 30 , 2012 252.1 $ USD Millions $42 $19 $26 $39 $21 $20-$30 2009A 2010A 2011A 2012A 2013A 2014G ($3) $13 $22 $21 $9 $25-$35 2009A 2010A 2011A 2012A 2013A 2014G Revenues Cash Taxes Cash Restructuring Cash Balance as of March 31, 2012 296.0 Cash generated (43.9) Cash Balance as of June 30 , 2012 252.1 $46 $77 $108 $131 $183 $195-$205 2009A 2010A 2011A 2012A 2013A 2014G $ USD Millions Capital Expenditures

17 Q&A

18 Appendix

Net Leverage Ratio and Adj. EBITDA % Margin as of March 31, 2014

($ USD Millions)	Three Months Ended				Twelve Months Ended
	Jun 30, 2013	Sep 30, 2013	Dec 31, 2013	Mar 31, 2014	Mar 31, 2014
Net income (loss)	$ 27.4	$ 20.6	$ (20.8)	$ 19.7	$ 46.9
Income tax expense	12.2	4.5	21.0	12.1	49.8
Interest expense, net of interest income	13.6	15.2	14.9	15.0	58.7
Depreciation and amortization	28.2	25.2	27.9	28.3	109.6
EBITDA	**$ 81.4**	**$ 65.5**	**$ 43.0**	**$ 75.1**	**$ 265.0**
Restructuring (1)	1.0	1.9	14.0	3.1	20.0
Noncontrolling interest restructuring (2)	(0.1)	-	0.3	(0.1)	0.1
Stock-based compensation (3)	0.5	1.1	0.9	2.1	4.6
Inventory write-up (4)	-	0.3	-	-	0.3
Acquisition costs (5)	-	0.7	0.2	0.2	1.1
Other	(0.3)	-	0.3	0.2	0.2
Adjusted EBITDA	**$ 82.5**	**$ 69.5**	**$ 58.7**	**$ 80.6**	**$ 291.3**
Net Leverage					
Debt payable within one year					31.9
Long-term debt					661.3
Less: cash and cash equivalents					(138.0)
Net Leverage					**$ 555.2**
Net Leverage Ratio					**1.9**
Interest coverage ratio					**5.0**
Sales	**$ 784.7**	**$ 764.1**	**$ 794.2**	**$ 837.6**	**$ 3,180.6**
Adjusted EBITDA as a percent of Sales	**10.5%**	**9.1%**	**7.4%**	**9.6%**	**9.2%**

(1) Includes noncash restructuring.
(2) Proportionate share of restructuring costs related to Cooper Standard France joint venture.
(3) Non-cash stock amortization expense and non-cash stock option expense for grants issued at time of the Company's 2010 reorganization.
(4) Impairment charges related to goodwill ($2.8 million) and fixed assets ($7.3 million).
(5) Costs incurred in relation to the Jyco acquisition.

Note: Numbers subject to rounding

PASSION FOR PERFORMANCE
19

Net Leverage Ratio and Adj. EBITDA % Margin as of March 31, 2013

($ USD Millions)

	Three Months Ended				Twelve Months Ended
	Jun 30, 2012	Sep 30, 2012	Dec 31, 2012	Mar 31, 2013	Mar 31, 2013
Net income (loss)	$ 77.3	$ 11.6	$ (9.9)	$ 20.7	$ 99.7
Provision (benefit) for income tax expense	(46.2)	5.4	1.2	7.9	(31.7)
Interest expense, net of interest income	10.8	11.3	11.5	11.2	44.8
Depreciation and amortization	30.5	29.1	31.5	29.8	120.9
EBITDA	$ 72.4	$ 57.4	$ 34.3	$ 69.6	$ 233.7
Restructuring (1)	(0.5)	10.2	13.0	4.8	27.5
Noncontrolling interest restructuring (2)	-	(0.2)	(2.5)	(0.7)	(3.4)
Stock-based compensation (3)	2.2	2.4	2.5	2.7	9.8
Impairment charges (4)	-	-	10.1	-	10.1
Retirement obligation (5)	-	-	11.5	-	11.5
Noncontrolling interest deferred tax valuation reversal (6)	-	-	2.0	-	2.0
Other	-	-	-	0.3	0.3
Adjusted EBITDA	**$ 74.1**	**$ 69.8**	**$ 70.9**	**$ 76.7**	**$ 291.5**
Sales	**734.5**	**684.0**	**697.1**	**747.6**	**2,863.2**
Adjusted EBITDA as a percent of Sales	**10.1%**	**10.2%**	**10.2%**	**10.3%**	**10.2%**

(1) Includes noncash restructuring.
(2) Proportionate share of restructuring costs related to Cooper Standard France joint venture.
(3) Non-cash stock amortization expense and non-cash stock option expense for grants issued at time of the Company's 2010 reorganization.
(4) Impairment charges related to goodwill ($2.8 million) and fixed assets ($7.3 million).
(5) Executive compensation for retired CEO and costs related to search for new CEO.
(6) Noncontrolling interest deferred tax valuation reversal.

Note: Numbers subject to rounding

PASSION FOR PERFORMANCE
20

21 21 Non-GAAP Financial Measures EBITDA and adjusted EBITDA are measures not recognized under Generally Accepted Accounting Principles (GAAP) which exclude certain non-cash and non-recurring items. Management considers EBITDA and adjusted EBITDA as key indicators of the Company's operating performance and believes that these and similar measures are widely used by investors, securities analysts and other interested parties in evaluating the Company's performance. Adjusted EBITDA is defined as net income adjusted to reflect income tax expense, interest expense net of interest income, depreciation and amortization, and certain non-recurring items that management does not consider to be reflective of the Company's core operating performance. When analyzing the company’s operating performance, investors should use EBITDA and adjusted EBITDA in addition to, and not as alternatives for, net income (loss), operating income, or any other performance measure derived in accordance with GAAP, or as an alternative to cash flow from operating activities as a measure of the company’s performance. EBITDA and adjusted EBITDA have limitations as analytical tools and should not be considered in isolation or as substitutes for analysis of the company’s results of operations as reported under GAAP. Other companies may report EBITDA and adjusted EBITDA differently and therefore Cooper Standard’s results may not be comparable to other similarly titled measures of other companies. In addition, in evaluating adjusted EBITDA, it should be noted that in the future Cooper Standard may incur expenses similar to or in excess of the adjustments in the above presentation. This presentation of adjusted EBITDA should not be construed as an inference that Cooper Standard's future results will be unaffected by unusual or non- recurring items.